Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On August 21, 2023, Permian Resources Corporation (“Permian Resources” or the “Company”) and Earthstone Energy, Inc. (“Earthstone”) announced that they have entered into a merger agreement pursuant to which Permian Resources will acquire Earthstone (the “Merger”). The Merger is expected to close prior to December 31, 2023, subject to customary closing conditions, regulatory approvals and shareholder approvals.

If the Merger is completed, (i) each share of Earthstone Class A common stock will be converted into the right to receive 1.446 (the “Exchange Ratio”) shares of Permian Resources Class A common stock, (ii) each share of Earthstone Class B common stock will be converted into the right to receive 1.446 shares of Permian Resources Class C common stock, (iii) each common unit of Earthstone Energy Holdings, LLC, a subsidiary of Earthstone (“Earthstone OpCo”) representing limited liability company membership interests in Earthstone OpCo (the “Earthstone OpCo Units”) will be converted into the right to receive a number of common units representing limited liability company interests in Permian Resources Operating, LLC, a subsidiary of Permian Resources (“Permian Resources OpCo” and such units the “Permian Resources OpCo Units”), equal to the Exchange Ratio, and (iv) all existing shares of Permian Resources common stock will remain outstanding.

The following unaudited pro forma combined financial statements of the Company (which we refer to as the “pro forma combined financial statements”) have been prepared from the respective historical consolidated financial statements of Permian Resources and Earthstone and have been adjusted to reflect (i) the completion of the Merger, (ii) Earthstone’s completion of the Novo Transactions on August 15, 2023 (defined in Note 5 below and collectively referred to in these pro forma combined financial statements as, “Earthstone’s Novo Transactions”) and (iii) Permian Resources’ completion of its acquisition of Colgate Energy Partners III, LLC (“Colgate”) on August 31, 2022 (the “Colgate Merger” and collectively referred to in these pro forma combined financial statements as, the “Transactions”). The unaudited pro forma combined balance sheet as of June 30, 2023, gives effect to the Merger and Earthstone’s Novo Transactions as if they had been completed on June 30, 2023. The unaudited pro forma combined statements of operations for the year ended December 31, 2022, and the six months ended June 30, 2023, give effect to the Transactions as if they had been completed on January 1, 2022.

The Merger will be accounted for as a business combination using the acquisition method of accounting, with Permian Resources as the accounting acquirer. The pro forma combined financial statements have been prepared to reflect transaction accounting adjustments to Permian Resources’ historical financial information that management believes are factually supportable and that are expected to have a continuing impact on results of operations, with the exception of certain nonrecurring items incurred in connection with the Merger.

The pro forma merger consideration and purchase price allocation are preliminary and are based upon estimates of the fair market values of the assets and liabilities of Earthstone as of June 30, 2023, utilizing currently available information. Assumptions and estimates underlying the pro forma adjustments, preliminary merger consideration and preliminary purchase price allocations are described in the accompanying notes, which should be read in conjunction with the pro forma combined financial statements.

As of the date of this filing, the Company has not completed the necessary valuations of the Merger in order to arrive at the required final estimates of the fair value and the related allocations of purchase price, nor has it identified all adjustments necessary to conform Earthstone’s accounting policies to those of the Company. A final determination of the fair value of Earthstone’s assets and liabilities will be based on those that exist as of the closing date, and therefore, cannot be made prior to the completion of the Merger. In addition, the value of the shares to be distributed upon closing of the Merger will be determined based on the market price of the Permian Resources Class A common stock on the closing date. The pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. The final purchase price allocation and merger consideration will be performed subsequent to closing and may be materially different than that reflected herein.

The pro forma combined financial statements and related notes are presented to reflect the Transactions for illustrative purposes only. If the Transactions had occurred in the past, the operating results might have been materially different from those presented in the pro forma combined financial statements. The pro forma combined statements of operations should not be relied upon as an indication of operating results that would have been achieved if the Transactions contemplated herein had taken place on the specified date. In addition, future results may vary significantly from the results reflected in the pro forma combined statements of operations and should not be relied on as an indication of the future results of the combined company following the Transactions. The pro forma combined financial statements do not reflect projected synergies including the benefits of expected cost savings (or associated costs to achieve such savings), opportunities to earn additional revenue or other factors that may result after the Merger and, accordingly, do not attempt to predict or suggest future results.

PERMIAN RESOURCES CORPORATION

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

As of June 30, 2023, (in thousands)

	Historical		Earthstone’s Novo Transactions	Transaction Accounting Adjustments		Pro forma Combined
	Permian Resources	Earthstone
ASSETS		(a)	(b)
Current assets
Cash and cash equivalents	$18,280	$49,500	$487,660	$(468,436)	(c)	$87,004
Accounts receivable, net	309,624	135,632	56,429	—		501,685
Derivative instruments	87,737	7,106	—	—		94,843
Prepaid and other current assets	10,396	19,658	88	—		30,142

Total current assets	426,037	211,896	544,177	(468,436)		713,674
Property and Equipment
Oil and natural gas properties, successful efforts method
Unproved properties	1,415,969	280,221	34,894	300,695	(d)	2,031,779
Proved properties	9,691,058	4,348,453	733,192	(646,750)	(d)	14,125,953
Accumulated depreciation, depletion and amortization	(2,811,580)	(832,886)	(281,322)	1,114,208	(d)	(2,811,580)

Total oil and natural gas properties, net	8,295,447	3,795,788	486,764	768,153		13,346,152
Other property and equipment, net	38,731	11,552	14	—		50,297

Total property and equipment, net	8,334,178	3,807,340	486,778	768,153		13,396,449
Noncurrent assets
Operating lease right-of-use assets	62,049	6,573	—	—		68,622
Other noncurrent assets	104,061	94,632	—	(75,000)	(c)	107,304
				(16,389)	(d)

TOTAL ASSETS	$8,926,325	$4,120,441	$1,030,955	$208,328		$14,286,049

LIABILITIES AND EQUITY
Current liabilities
Accounts payable and accrued expenses	$661,748	$322,405	$89,418	$84,500	(e)	$1,158,071
Operating lease liabilities	36,160	906	—	—		37,066
Derivative Instruments	354	31,702	—	—		32,056
Other current liabilities	24,462	26,867	2,333	(12,722)	(f)	40,940

Total current liabilities	722,724	381,880	91,751	71,778		1,268,133
Noncurrent liabilities
Long-term debt, net	2,060,070	1,021,555	—	861,873	(c)	3,949,929
				6,431	(d)
Asset retirement obligations	44,546	30,555	2,856	26,634	(d)	104,591
Deferred income taxes	78,685	174,565	—	18,477	(d)	271,727
Operating lease liabilities	27,894	3,524	—	—		31,418
Other noncurrent liabilities	66,396	16,535	21,194	(2,179)	(f)	101,946

Total liabilities	3,000,315	1,628,614	115,801	983,014		5,727,744
Shareholders’ equity
Common stock
Class A	33	106	—	(106)	(d)	49
				16	(g)
Class C	24	—	—	5	(g)	29
Class B	—	34	—	(34)	(d)	—
Member’s equity	—	—	915,154	(915,154)	(d)	—
Additional paid-in capital	2,944,785	1,345,657	—	(1,345,657)	(d)	5,030,540
				2,085,755	(g)
Retained earnings (accumulated deficit)	363,881	411,301	—	(411,301)	(d)	279,381
				(84,500)	(e)

Total shareholders’ equity	3,308,723	1,757,098	915,154	(670,976)		5,309,999
Noncontrolling interest	2,617,287	734,729	—	(734,729)	(d)	3,248,306
				631,019	(g)

Total equity	5,926,010	2,491,827	915,154	(774,686)		8,558,305

TOTAL LIABILITIES AND EQUITY	$8,926,325	$4,120,441	$1,030,955	$208,328		$14,286,049

The accompanying notes are an integral part of the pro forma combined financial statements.

PERMIAN RESOURCES CORPORATION

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2023

(in thousands, except per share data)

			Earthstone’s Novo Transactions	Transaction Accounting Adjustments
	Historical					Pro forma Combined
	Permian Resources	Earthstone
Operating revenues		(a)	(b)
Oil and gas sales	$1,239,666	$783,144	$212,263	$—		$2,235,073
Operating expenses
Lease operating expenses	157,523	126,422	33,732	—		317,677
Severance and ad valorem taxes	97,436	64,958	15,879	—		178,273
Gathering, processing and transportation expenses	37,235	49,158	—	—		86,393
Depreciation, depletion, and amortization	403,945	222,015	51,669	(52,843)	(h)	624,786
General and administrative expenses	88,210	37,571	17,241	(12,453)	(f)	130,569
Merger and integration expense	17,649	401	—	(401)	(i)	17,649
Impairment and abandonment expense	489	854	—	—		1,343
Exploration and other expenses	9,637	6,548	—	—		16,185

Total operating expenses	812,124	507,927	118,521	(65,697)		1,372,875
Net gain (loss) on sale of long-lived assets	66	46,114	—	(46,114)	(i)	66

Income (loss) from operations	427,608	321,331	93,742	19,583		862,264

Other income (expense)
Interest expense	(73,603)	(50,057)	—	(28,018)	(j)	(151,678)
Net gain (loss) on derivative instruments	75,113	(66,773)	—	—		8,340
Other income (expense)	439	812	(1,766)	—		(515)

Total other income (expense)	1,949	(116,018)	(1,766)	(28,018)		(143,853)

Income (loss) before income taxes	429,557	205,313	91,976	(8,435)		718,411
Income tax (expense) benefit	(60,802)	(36,654)	(107)	1,172	(k)	(96,391)

Net income (loss)	368,755	168,659	91,869	(7,263)		622,020
Less: Net (income) loss attributable to noncontrolling interest	(193,236)	(50,069)	—	(34,642)	(l)	(277,947)

Net income (loss) attributable to Class A common stock	$175,519	$118,590	$91,869	$(41,905)		$344,073

Income (loss) per share of Class A common stock:
Basic	$0.57					0.74
Diluted	$0.52					$0.69
Weighted average common shares outstanding:
Basic	305,593			162,245	(m)	467,838
Diluted	343,935			466,209	(m)	810,144

The accompanying notes are an integral part of the pro forma combined financial statements.

PERMIAN RESOURCES CORPORATION

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2022

(in thousands, except per share data)

	Permian Resources Pro Forma		Earthstone’s Novo Transactions	Transaction Accounting Adjustments
		Historical				Pro forma
		Earthstone				Combined
	(n)	(a)	(b)
Operating revenues
Oil and gas sales	$3,233,675	$1,695,154	$380,860	$—		$5,309,689
Operating expenses
Lease operating expenses	271,732	162,801	30,217	—		464,750
Severance and ad valorem taxes	235,847	123,054	27,597	—		386,498
Gathering, processing and transportation expenses	109,754	67,714	—	—		177,468
Depreciation, depletion and amortization	618,688	304,465	65,308	(50,317)	(h)	938,144
General and administrative expenses	200,869	74,175	7,823	41,153	(f)	324,020
Merger and integration expense	77,424	8,248	—	(8,248)	(i)	161,924
				84,500	(e)
Impairment and abandonment expense	3,875	—	—	—		3,875
Exploration and other expenses	15,110	2,492	526	—		18,128

Total operating expenses	1,533,299	742,949	131,471	67,088		2,474,807
Net gain (loss) on sale of long-lived assets	(1,314)	13,900	76	(13,976)	(i)	(1,314)

Income (loss) from operations	1,699,062	966,105	249,465	(81,064)		2,833,568

Other income (expense)
Interest expense	(156,855)	(66,821)	—	(72,438)	(j)	(296,114)
Net gain (loss) on derivative instruments	(428,426)	(125,107)	—	—		(553,533)
Other income (expense)	619	856	2,752	—		4,227

Total other income (expense)	(584,662)	(191,072)	2,752	(72,438)		(845,420)

Income (loss) before income taxes	1,114,400	775,033	252,217	(153,502)		1,988,148
Income tax (expense) benefit	(112,824)	(124,416)	(234)	21,334	(k)	(216,140)

Net income (loss)	1,001,576	650,617	251,983	(132,168)		1,772,008
Less: Net (income) loss attributable to noncontrolling interest	(537,990)	(198,132)	—	(18,479)	(l)	(754,601)

Net income (loss) attributable to Class A common stock	$463,586	$452,485	$251,983	$(113,689)		$1,017,407

Income (loss) per share of Class A common stock:
Basic	$1.62					$2.27
Diluted	$1.45					$1.86
Weighted average common shares outstanding:
Basic	286,160			161,231	(m)	447,391
Diluted	323,579			506,380	(m)	829,959

The accompanying notes are an integral part of the pro forma combined financial statements.

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Note 1 - Basis of Presentation

The pro forma combined financial statements were prepared utilizing the historical financial information of Permian Resources and Earthstone in accordance with Article 11 of the SEC Regulation S-X, and they incorporate the acquisition method of accounting in accordance with GAAP. Certain transaction accounting adjustments have been computed in order to show the effects of the Merger on the combined historical financial information of Permian Resources and Earthstone. These adjustments are preliminary and based upon the estimated fair value of merger consideration and management’s estimates of fair value of the assets acquired and liabilities assumed.

The Permian Resources and Earthstone historical financial information have been derived from each respective company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 and Annual Report on Form 10-K for the year ended December 31, 2022. The unaudited pro forma adjustments related to Earthstone’s Novo Transactions are derived from Earthstone’s Current Report on Form 8-K/A filed on September 5, 2023, which also include the audited financial statements of Novo for the year ended December 31, 2022. The unaudited pro forma adjustments related to the Colgate Merger are derived from Permian Resources’ Current Report on Form 8-K filed on September 8, 2022, which also include the audited financial statements of Colgate for the years ended December 31, 2021 and 2020. These pro forma combined financial statements should be read in conjunction with the historical financial statements and related notes thereto of Permian Resources, Earthstone and Novo, as well as the pro forma financial information included in the Permian Resources and Earthstone Current Reports on Form 8-K referenced above.

The unaudited pro forma combined balance sheet as of June 30, 2023, gives effect to the Merger and Earthstone’s Novo Transactions as if they had been completed on June 30, 2023. The unaudited pro forma combined statements of operations for the year ended December 31, 2022, and the six months ended June 30, 2023, give effect to the Transactions as if they had been completed on January 1, 2022.

The pro forma combined financial statements reflect pro forma adjustments that are described in the accompanying notes and are based on currently available information. The pro forma combined financial statements do not represent what the combined business’ financial position or results of operations would have been if the Transactions had actually occurred on the dates indicated, nor are they indicative of future financial position or results of operations. Actual results may differ materially from the assumptions and estimates reflected in these pro forma combined financial statements.

Note 2 - Preliminary Purchase Price Allocation

The Merger will be accounted for as a business combination using the acquisition method of accounting in accordance with Accounting Standards Codification Topic 805, Business Combinations, with Permian Resources being identified as the accounting acquirer. The allocation of the preliminary estimated purchase price with respect to the Merger is based upon management’s estimates and assumptions related to the fair value of assets acquired and liabilities assumed as of June 30, 2023 using currently available information. As the pro forma combined financial statements have been prepared based on these preliminary estimates, the final purchase price allocation may be materially different from the pro forma amounts included herein.

Adjustments to the estimated amounts or recognition of additional assets acquired or liabilities assumed may occur as additional information is obtained and as more detailed analyses are completed after the closing date of the Merger, and the purchase price allocation will be finalized as soon as reasonably practicable after this closing date.

The preliminary purchase price allocation is subject to change due to several factors, including, but not limited to:

•

changes in the estimated fair value of Permian Resources common stock and underlying Permian Resources OpCo Units issued to holders of Earthstone common stock and OpCo Units, which will ultimately be based upon the market price per share of Permian Resources Class A common stock, as well as other factors, on the date of closing of the Merger;

•

changes in the estimated fair value of the identifiable assets acquired and liabilities assumed as of the closing date, which could result from changes in future oil and gas commodity prices, reserve estimates, discount rates, cost assumptions and other factors;

•	changes to the acquired tax bases of Earthstone’s assets and liabilities as of the closing date; and/or

•	certain factors described in the section titled “Risk Factors”.

The following table presents the preliminary merger consideration and purchase price allocation of the assets acquired and liabilities assumed in the Merger:

(in thousands, expect per share amounts)	Preliminary Merger Consideration
Consideration:
Shares of Earthstone Class A common stock issued and outstanding	111,501
Shares of Earthstone Class B common stock issued and outstanding(1)	34,258

Total shares of Earthstone common stock issued and outstanding to be exchanged(2)	145,759

Exchange Ratio	1.446
Shares of Permian Resources Class A common stock to be issued as merger consideration	161,230
Shares of Permian Resources Class C common stock to be issued as merger consideration(1)	49,537

Total Shares of Permian Resources common stock to be issued as merger consideration	210,767

Permian Resources Class A common stock price on August 18, 2023(3)	$12.89
Total Consideration	$2,716,796

(in thousands)	Preliminary Purchase Price Allocation
Fair value of assets acquired:
Cash and cash equivalents	$68,724
Accounts receivable, net	192,061
Prepaid and other current assets	20,719
Derivative instruments	9,390
Leases	6,573
Unproved oil and natural gas properties	615,811
Proved oil and natural gas properties	4,434,895
Other property and equipment	11,552

Total assets acquired	$5,359,725

Fair value of liabilities assumed:
Accounts payable and accrued expenses	$411,823
Derivative instruments	42,326
Long-term debt, net	1,889,859
Asset retirement obligations	60,045
Deferred income taxes	193,042
Leases	6,664
Other liabilities, net	39,170

Total liabilities assumed	$2,642,929

Net assets acquired	$2,716,796

(1)

Each share of Earthstone’s Class B common stock will be converted into Permian Resources Class C common stock (with the underlying Earthstone OpCo Units also being converted into a number of Permian Resource OpCo Units equal to the Exchange Ratio), which collectively represent a noncontrolling interest in the Company. The Permian Resources Class C common stock is not publicly traded but can be exchanged, together with its underlying Permian Resources OpCo Unit, for an equal number of shares of Permian Resources Class A common stock. As such, we have utilized the Permian Resources Class A common stock trading price as a proxy for the estimated fair value of Permian Resources Class C common stock (and their underlying Permian Resources OpCo Units) for this pro forma preliminary merger consideration.

(2)

Represents shares of Earthstone common stock issued and outstanding as of August 21, 2023, and includes 5,170,435 shares reserved for issuance, which represent Earthstone’s unvested restricted and performance stock units that will be fully vested and converted into the right to receive shares of Permian Resources Class A common stock (as included in merger consideration) upon closing of the Merger.

(3)

The final value of the merger consideration will be determined based on the market price of Permian Resources Class A common stock, among other factors, on the closing date of the Merger. The preliminary merger consideration utilizes the market price of $12.89 per share as of August 18, 2023 as a proxy for Permian Resources’ estimated Class A common stock price as of the closing date of the Merger. A 10% increase or decrease in the closing price of Permian Resources Class A common stock would increase or decrease the total merger consideration by approximately $271.7 million assuming all other factors are held constant.

Note 3 - Preliminary Accounting and Pro forma Adjustments

The following adjustments included in the column labeled “Transaction Accounting Adjustments” have been made to the accompanying unaudited pro forma financial statements:

(a)	Certain reclassifications have been made to adjust and conform Earthstone’s historical financial information to Permian Resources’ financial statement classification as follows:

•	reclassification of $5.5 million from land and to other property and equipment, net;

•	reclassification of $2.3 million from noncurrent derivative asset to other noncurrent assets;

•	reclassification of $12.5 million from advances and finance lease liabilities to other current liabilities;

•	reclassification of $11.8 million from derivative liabilities and finance lease liabilities to other noncurrent liabilities; and

•

reclassification of $49.2 million for the six months ended June 30, 2023, and $67.7 million for the year ended December 31, 2022 from lease operating expenses to gathering, processing and transportation expense.

(b)

Represents pro forma adjustments related to Earthstone’s Novo Transactions, that were determined to be significant to the pro forma combined financial statements. Refer to Note 5 below for further information on these transactions.

(c)	Reflects pro forma adjustments made to reflect Earthstone’s Novo Transactions, as defined in Note 5 below, consisting of:

•

reduction to cash and cash equivalents to reflect cash consideration of $468.4 million paid initially by Earthstone as part of the total purchase price to acquire Novo. However, Earthstone ultimately received this portion of the purchase consideration back from Northern Oil & Gas, Inc. as a result of its Novo Divestiture;

•	reduction to other noncurrent assets to reflect the $75.0 million escrow deposit paid by Earthstone prior to closing on the Novo Acquisition; and

•	increase to long-term debt to reflect Earthstone’s borrowings of $861.9 million used to fund its Novo Acquisition.

(d)

Reflects the preliminary purchase price allocation to adjust Earthstone’s assets acquired and liabilities assumed, including those acquired in the transactions, to their estimated fair values as follows:

•	an increase in unproved oil and natural gas properties of $300.7 million and a decrease in proved oil and natural gas properties of $646.8 million to reflect their estimated fair values;

•	the elimination of historical accumulated depreciation, depletion, and amortization (“DD&A”) balances of Earthstone and Novo which aggregated $1.1 billion;

•	an increase of $6.4 million to long-term debt to reflect Earthstone’s outstanding senior notes at their estimated fair value;

•	reduction to other noncurrent assets of $16.4 million to eliminate historical unamortized debt issuance costs related to Earthstone’s credit facility;

•	an increase of $26.6 million to reflect the asset retirement obligations assumed at their estimated fair value;

•

a $18.5 million increase in deferred income tax liabilities to reflect changes in the excess of the book basis over the tax basis in the acquired assets and liabilities, and such liability is based on the estimated blended federal and state statutory tax rate of 22.4%. This adjustment is net of the change in book versus bases attributable to noncontrolling interest holders; and

•	the elimination of Earthstone and Novo’s historical shareholders’ equity and noncontrolling interest balances in accordance with the acquisition method of accounting.

(e)

For the year ended December 31, 2022, reflects estimated nonrecurring transaction costs of approximately $84.5 million related to the Merger that are expected to be incurred for advisory, legal, accounting and other professional fees, employee retention costs and other transaction related fees. As of June 30, 2023, no actual transaction costs had been incurred. Therefore, with respect to the pro forma balance sheet as of June 30, 2023, $84.5 million of estimated transaction costs were reflected as an increase to accounts payable and accrued expenses, with a corresponding decrease to retained earnings.

Additionally, employees may be party to certain employment agreements that would entitle each employee to certain benefits in the event of a change in control and subsequent termination due to the Merger. This could result in additional material cash payments and associated expenses. However, at this time, employment decisions have not yet been determined. Due to this uncertainty, an estimate of additional termination costs has not been included in these pro forma combined financial statements.

(f)

Reflects pro forma adjustments for Earthstone’s outstanding restricted stock awards and performance-based stock units that will be fully vested and converted into the right to receive Permian Resources Class A common stock (as included in merger consideration) upon closing of the Merger, as follows:

•

the removal of a portion of Earthstone’s current and noncurrent liabilities for performance-based stock units that were classified as liability based awards but which will be settled in Permian Resources Class A common stock upon closing of the Merger;

•

a decrease in general and administrative expenses (“G&A”) of $12.5 million for the six months ended June 30, 2023 as stock-based compensation expense for these Earthstone awards would not be recognized during the year ended December 31, 2022 assuming the Merger closed on January 1, 2022; and

•

an increase in G&A of $41.2 million for the year ended December 31, 2022 to recognize additional stock based compensation expense for the accelerated vesting of these Earthstone awards assuming the Merger closed on January 1, 2022.

(g)

Reflects the issuance of 161.2 million shares of Permian Resources Class A common stock and 49.5 million shares of Permian Resources Class C common stock (including underlying Permian Resources OpCo Units) to Earthstone’s stockholders as purchase consideration from Permian Resources to effect the Merger. The issuance of Permian Resources Class A common stock resulted in an increase to additional paid in capital and the issuance of Permian Resources Class C common stock resulted in an increase to the noncontrolling interest. Following these issuances, the noncontrolling interest ownership of Permian Resources OpCo is estimated to be 38%.

(h)

Reflects pro forma DD&A expense calculated in accordance with the successful efforts method of accounting for oil and gas properties utilizing the combined company’s production, combined company’s estimated proved reserves, and the preliminary estimated fair value ascribed to the oil and natural gas properties acquired in the Merger as follows:

•

a decrease in DD&A expense of $52.8 million in the pro forma combined statement of operations for the six months ended June 30, 2023 consisting of (i) the elimination of $222.0 million of Earthstone’s historical DD&A expense, (ii) the elimination of $51.7 million of Novo’s historical DD&A expense, and (iii) pro forma incremental DD&A expense for the combined companies of $220.9 million for the first half of 2023; and

•

a decrease in DD&A expense of $50.3 million in the pro forma combined statement of operations for the year ended December 31, 2022 consisting of (i) the elimination of $304.5 million of Earthstone’s historical DD&A expense, (ii) the elimination of $65.3 million of Novo’s historical DD&A expense, and (iii) pro forma incremental DD&A expense for the combined companies of $319.5 million for the year ended December 31, 2022.

(i)

Reflects the elimination of Earthstone and Novo’s historical gains on sale of long-lived assets and related transaction costs, which would not have been incurred giving effect to the Merger as if they had been completed on January 1, 2022.

(j)

Reflects pro forma interest expense resulting from (i) additional borrowings under the credit facility for the funding of the Novo Acquisition, (ii) giving effect to Earthstone’s senior notes assumed by Permian Resources in connection with the Merger, as if these notes had been in place and outstanding as of January 1, 2022, and (iii) the adjustment to debt discount amortization to reflect Earthstone’s senior notes at fair value as of the assumed January 1, 2022 closing date of the Merger, which in the aggregate resulted in the following adjustments:

•

an increase in interest expense of $28.0 million in the pro forma combined statement of operations for the six months ended June 30, 2023 consisting of (i) the elimination of $50.1 million of Earthstone’s historical interest expense, (ii) pro forma interest expense of $48.4 million for Earthstone’s assumed senior notes, as if these notes had been outstanding since January 1, 2022 and their debt discount amortization at fair value as of the merger date, and (iii) pro forma interest expense of $29.7 million for additional borrowings under the credit facility; and

•

an increase in interest expense of $72.4 million in the pro forma combined statement of operations for the year ended December 31, 2022 consisting of (i) the elimination of $66.8 million of Earthstone’s historical interest expense, (ii) pro forma interest expense of $97.5 million for Earthstone’s assumed senior notes, as if these notes had been outstanding since January 1, 2022 and their debt discount amortization at fair value as of the assumed January 1, 2022 closing date of the Merger, (iii) pro forma interest expense of $39.2 million for additional borrowings under the credit facility, and (iv) pro forma interest expense of $2.5 million related to a commitment fee paid by Permian Resources in conjunction with the Merger.

Pro forma interest expense for the additional borrowings under the Company’s credit facility was calculated using the weighted average effective interest rate under the Company’s credit facility of 6.9% for the six months ended June 30, 2023 and 4.5% for the year ended December 31, 2022. The Company’s credit facility interest rate is based on a market-based benchmark interest rate plus an applicable margin that is dependent on the percentage of the borrowing base utilized. As a result, the Company’s credit facility interest rate is subject to market fluctuations.

The impact on net income attributable to Permian Resources Class A common stock of a 0.125% increase or decrease in the interest rate would be approximately $0.5 million for the six months ended June 30, 2023 and approximately $1.0 million for the year ended December 31, 2022.

(k)

Reflects the income tax effects of the transaction accounting adjustments and Earthstone’s Novo Transactions pro forma adjustments, where presented (which have been reduced by the corresponding net income attributable to noncontrolling interest that is not taxable to the c-corporation) at the statutory tax rate of 22.4%, for the year ended December 31, 2022 and six months ended June 30, 2023. The blended tax rate of 22.4% is calculated at the federal statutory rate of 21% plus the Company’s state-apportioned statutory rate, net of federal benefit, of 1.4%.

(l)	Reflects net income attributable to noncontrolling interest owners discussed in item (g) above, which is not subject to U.S. federal or state income tax within the c-corporation.

(m)

Reflects the adjustment to basic and diluted weighted average shares outstanding to reflect the issuance of Permian Resources common stock issued for merger consideration as if it was issued and outstanding as of January 1, 2022. The effect of potentially dilutive securities from the issuance of Permian Resources Class C common stock was determined using the “if-converted” method.

(n)

Incorporates pro forma adjustments related to the Colgate Merger completed by Permian Resources during the year ended December 31, 2022. Refer to Note 4 below for further information on these transactions.

Note 4 - Permian Resources Historical Merger

The Company completed its merger with Colgate, and all results of the acquired assets are included in the consolidated financial statements of Permian Resources following the August 31, 2022, the closing date of the Colgate Merger. The Colgate Merger has been accounted for as a business combination using the acquisition method of accounting, with the Company being identified as the accounting acquirer. Refer to Note 2—Business Combination under Part II, Item 8 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 for further information regarding the Colgate Merger, merger consideration and purchase price allocation.

Due to the closing date of the Colgate Merger occurring on August 31, 2022, the financial results of Colgate are not included in the historical financial information of Permian Resources from January 1, 2022 through August 31, 2022. As a result, pro forma financial information has been prepared for the statement of operations of Permian Resources for the year ended December 31, 2022, giving effect to the Colgate Merger as if it had been completed on January 1, 2022.

The pro forma combined financial statements have been prepared from the respective historical consolidated financial statements of the Company and Colgate to reflect transaction accounting adjustments to the Company’s historical financial information that management believes are factually supportable and that are expected to have a continuing impact on results of operations, with the exception of certain nonrecurring items incurred in connection with the Colgate Merger.

PERMIAN RESOURCES CORPORATION HISTORICAL MERGER

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2022

(in thousands, except per share data)

	Historical		Colgate Merger Adjustments		Permian Resources Pro Forma
	Permian Resources	Colgate (1/1/22-8/31/22)
Operating revenues	(a)	(b)
Oil and gas sales	$2,131,265	$1,102,410	$—		$3,233,675
Operating expenses
Lease operating expenses	171,867	99,865	—		271,732
Severance and ad valorem taxes	155,724	80,123	—		235,847
Gathering, processing and transportation expenses	97,915	11,839	—		109,754
Depreciation, depletion, and amortization	444,678	167,644	6,366	(c)	618,688
General and administrative expenses	159,554	23,179	18,136	(d)	200,869
Merger and integration expense	77,424	—	—		77,424
Profit sharing by affiliates	—	22,346	(22,346)	(e)	—
Impairment and abandonment expense	3,875	—	—		3,875
Exploration and other expenses	11,378	3,732	—		15,110

Total operating expenses	1,122,415	408,728	2,156		1,533,299
Net gain (loss) on sale of long-lived assets	(1,314)	53,718	(53,718)	(f)	(1,314)

Income (loss) from operations	1,007,536	747,400	(55,874)		1,699,062

Other income (expense)
Interest expense	(95,645)	(53,196)	(8,014)	(g)	(156,855)
Net gain (loss) on derivative instruments	(42,368)	(386,058)	—		(428,426)
Other income (expense)	609	10	—		619

Total other income (expense)	(137,404)	(439,244)	(8,014)		(584,662)

Income (loss) before income taxes	870,132	308,156	(63,888)		1,114,400
Income tax (expense) benefit	(120,292)	—	7,468	(h)	(112,824)

Net income (loss)	749,840	308,156	(56,420)		1,001,576
Less: Net (income) loss attributable to noncontrolling interest	(234,803)	—	(303,187)	(i)	(537,990)

Net income (loss) attributable to Class A common stock	$515,037	$308,156	$(359,607)		$463,586

Income (loss) per share of Class A common stock:
Basic	$1.80				1.62
Diluted	$1.61				1.45
Weighted average common shares outstanding:
Basic	286,160		—		286,160
Diluted	322,816		763	(j)	323,579

The following adjustments included in the column labeled “Colgate Merger Adjustments” have been made to the unaudited pro forma financial statements of Permian Resources:

(a)

Permian Resources’ historical financial results for the year ended December 31, 2022 include the results of operations for assets acquired and liabilities assumed in the Colgate Merger from September 1, 2022 through December 31, 2022.

(b)	Colgate’s historical financial results include its results of operations for the eight months from January 1, 2022 through August 31, 2022, the closing of the Colgate Merger.

(c)

Reflects an increase in DD&A expense of $6.4 million in the pro forma combined statement of operations for the year ended December 31, 2022 consisting of (i) the elimination of $167.6 million of Colgate’s historical DD&A expense and (ii) pro forma incremental DD&A expense for the combined companies of $174.0 million for the year ended December 31, 2022.

(d)

Reflects the expected incremental stock compensation expense related to equity-based restricted stock and performance stock units granted to employees in connection with and on the closing date of the Colgate Merger.

(e)

Colgate’s historical profit sharing by affiliates expense represents cash payments made directly by affiliates of Colgate to members of its management team for profit interests that they were granted and then subsequently now own at CEP III Holdings, LLC and affiliated entities. These payments are not made directly by Colgate and in the future will not be made by the combined Company. Therefore, $22.3 million for the year end December 31, 2022, was eliminated from the statement of operations as these payments would not have been incurred giving effect to the Colgate Merger as if it had been completed on January 1, 2022.

(f)	Reflects the elimination of Colgate’s historical gain on sale of long-lived assets that would not have been incurred giving effect to the Colgate Merger as if it had been completed on January 1, 2022.

(g)

Reflects pro forma interest expense resulting from (i) additional borrowings under the Company’s credit facility for the cash consideration paid to Colgate unitholders, (ii) the assumption of Colgate’s borrowings outstanding under its credit facility as of the Colgate Merger closing date, as if the assumed borrowings had been outstanding since January 1, 2022, and (iii) the adjustment to debt discount amortization to reflect Colgate’s senior notes at fair value, which in the aggregate resulted in the following adjustments:

•

an increase in interest expense of $8.0 million in the pro forma combined statement of operations for the year ended December 31, 2022 consisting of (i) the elimination of $53.2 million of Colgate’s historical interest expense, (ii) pro forma interest expense of $47.3 million for the senior notes, incorporating debt discount amortization based on the notes fair value as of the merger closing date , and (iii) additional pro forma interest expense of $13.9 million assumed for borrowings under the credit facility as of January 1, 2022.

(h)

Reflects the income tax effects of the transaction accounting adjustments, where presented (which have been reduced by the corresponding net loss attributable to noncontrolling interest that is not taxable to the c-corporation) at the statutory tax rate of 22.6%, for the year ended December 31, 2022. The blended tax rate of 22.6% is calculated at the federal statutory rate of 21% plus the Company’s state-apportioned statutory rate of 1.6%.

(i)

Reflects net income (loss) attributable to noncontrolling interest owners, which is not subject to U.S. federal or state income tax within the c-corporation. In connection with the Colgate Merger, 269.3 million shares of Permian Resources Class C common stock were issued for the share consideration to Colgate unitholders including underlying Permian Resources OpCo Units. The issuance of these units creates a noncontrolling interest in the Company, which is equal to approximately 48% of Permian Resources common stock issued and outstanding as of December 31, 2022.

(j)

Considers the effect of potentially dilutive securities from (i) the Permian Resources Class C common stock issued for the Colgate Merger consideration using the “if-converted” method assuming the Colgate Merger was completed on January 1, 2022; and (ii) unvested equity-based restricted stock and performance stock units granted in connection with the Colgate Merger using the treasury stock method.

Note 5 - Earthstone’s Novo Transactions

On June 14, 2023, Earthstone OpCo entered into (i) a Securities Purchase Agreement with Novo Oil & Gas Legacy Holdings, LLC, Novo Intermediate, LLC and Novo Oil & Gas Holdings, LLC (collectively “Novo”), pursuant to which Earthstone agreed to acquire 100% of the issued and outstanding equity interests of Novo (the “Novo Acquisition”) and (ii) an Acquisition and Cooperation Agreement with Northern Oil and Gas, Inc. (“NOG”), pursuant to which NOG agreed to acquire, immediately after the closing of the Novo Acquisition, an undivided and one-third interest in Novo’s oil and gas assets acquired in the Novo Acquisition for net proceeds of $468.4 million (the “Novo Divestiture” together with the Novo Acquisition, Earthstone’s “Novo Transactions”).

Earthstone’s Novo Transactions were completed on August 15, 2023. After taking into account preliminary customary purchase price adjustments at closing, Earthstone paid aggregate cash consideration of approximately $1.4 billion, which was funded with a combination of cash on hand of $543.4 million (which included the net proceeds received from NOG pursuant to the Novo Divestiture discussed above) and $861.9 million in borrowings under Earthstone’s credit facility.

The Novo Acquisition was deemed to be material to an investor’s understanding of Earthstone’s business that is being acquired by Permian Resources in the Merger and has therefore been included in the pro forma combined financial statements. The financial impact of the net assets acquired by Earthstone in these transactions is not included in Earthstone’s consolidated financial statements due to Earthstone’s Novo Transactions’ closing date of August 15, 2023, which was subsequent to the periods presented herein. As a result, pro forma financial information for Earthstone’s Novo Transactions has been included in the Company’s pro forma combined financial statements assuming Earthstone’s Novo Transactions were completed on June 30, 2023 for the pro forma combined balance sheet and on January 1, 2022 for the pro forma combined statements of operations. Earthstone’s Novo Transactions pro forma information is presented below and was determined as follows:

(i) Novo Historical - derived from Novo’s historical unaudited interim financial information for the six months ended June 30, 2023 and from Novo’s audited financial information for the year ended December 31, 2022;

(ii) Unacquired Portion of Novo - reflects the unacquired portion of Novo based upon information provided by Earthstone and assumptions made by the Company that management believes are reasonable based upon information available at the time of this filing; and

(iii) Novo Portion Sold to NOG - reflects adjustments to remove the oil and gas property interests sold to NOG in the Novo Divestiture.

This information is based on historical results of operations, adjusted for certain estimated accounting adjustments, and certain assumptions that management believes are reasonable, and does not represent the actual results of operations if the transactions would have occurred on January 1, 2022, nor is it necessarily indicative of future results.

EARTHSTONE’S NOVO TRANSACTIONS

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

As of June 30, 2023

(in thousands)	Novo Historical	Unacquired Portion of Novo	Novo Portion Sold to NOG	Earthstone’s Novo Transactions
ASSETS	(i)	(ii)	(iii)
Current assets
Cash and cash equivalents	$19,224	$—	$468,436	$487,660
Accounts receivable, net	66,398	(9,969)	—	56,429
Derivative instruments	30,471	(30,471)	—	—
Prepaid and other current assets	1,575	(1,487)	—	88

Total current assets	117,668	(41,927)	468,436	544,177
Property and Equipment
Oil and natural gas properties, successful efforts method
Unproved properties	56,708	(21,814)	—	34,894
Proved properties	1,257,560	(55,932)	(468,436)	733,192
Accumulated depreciation, depletion and amortization	(293,536)	12,214	—	(281,322)

Total oil and natural gas properties, net	1,020,732	(65,532)	(468,436)	486,764
Other property and equipment, net	221	(207)	—	14

Total property and equipment, net	1,020,953	(65,739)	(468,436)	486,778
Noncurrent assets
Operating lease right-of-use assets	22	(22)	—	—
Other noncurrent assets	9,116	(9,116)	—	—

TOTAL ASSETS	$1,147,759	$(116,804)	$—	$1,030,955

LIABILITIES AND EQUITY
Current liabilities
Accounts payable and accrued expenses	$91,492	$(2,074)	$—	$89,418
Operating lease liabilities	22	(22)	—	—
Derivative Instruments	9,969	(9,969)	—	—
Other current liabilities	2,333	—	—	2,333

Total current liabilities	103,816	(12,065)	—	91,751
Noncurrent liabilities
Long-term debt, net	350,000	(350,000)	—	—
Asset retirement obligations	2,856	—	—	2,856
Deferred revenues	21,194	—	—	21,194
Derivative liability	3,796	(3,796)	—	—

Total liabilities	481,662	(365,861)	—	115,801
Shareholders’ equity
Member’s equity	666,097	249,057	—	915,154

TOTAL LIABILITIES AND EQUITY	$1,147,759	$(116,804)	$—	$1,030,955

EARTHSTONE’S NOVO TRANSACTIONS

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2023

(in thousands)	Novo Historical	Unacquired Portion of Novo	Novo Portion Sold to NOG	Earthstone’s Novo Transactions
Operating revenues	(i)	(ii)	(iii)
Oil and gas sales	$383,058	$(64,663)	$(106,132)	$212,263
Operating expenses
Lease operating expenses	50,599	—	(16,867)	33,732
Severance and ad valorem taxes	28,567	(4,749)	(7,939)	15,879
Depreciation, depletion, and amortization	81,668	(4,164)	(25,835)	51,669
General and administrative expenses	19,128	(1,887)	—	17,241
Exploration and other expenses	123	(123)	—	—

Total operating expense	180,085	(10,923)	(50,641)	118,521
Net gain (loss) on sale of long-lived assets	16	(16)	—	—

Income (loss) from operations	$202,989	$(53,756)	$(55,491)	$93,742

Other income (expense)
Interest expense	(13,298)	13,298	—	—
Gain (loss) on commodity derivatives	28,912	(28,912)	—	—
Other income (expense)	(1,760)	(6)	—	(1,766)

Total other income (expense)	13,854	(15,620)	—	(1,766)

Income before income taxes	216,843	(69,376)	(55,491)	91,976
Income tax expense	(160)	—	53	(107)

Net Income	$216,683	$(69,376)	$(55,438)	$91,869

For the Year Ended December 31, 2022

(in thousands)	Novo Historical	Unacquired Portion of Novo	Novo Portion Sold to NOG	Earthstone’s Novo Transactions
Operating revenues	(i)	(ii)	(iii)
Oil and gas sales	$663,540	$(92,250)	$(190,430)	$380,860
Operating expenses
Lease operating expenses	45,326	—	(15,109)	30,217
Severance and ad valorem taxes	48,969	(7,574)	(13,798)	27,597
Gathering, processing and transportation expenses
Depreciation, depletion, and amortization	102,851	(4,889)	(32,654)	65,308
General and administrative expenses	8,641	(818)	—	7,823
Exploration and other expenses	808	(282)	—	526

Total operating expense	206,595	(13,563)	(61,561)	131,471
Net gain (loss) on sale of long-lived assets	(60)	136	—	76

Income (loss) from operations	$456,885	$(78,551)	$(128,869)	$249,465

Other income (expense)
Interest expense	(8,791)	8,791	—	—
Gain (loss) on commodity derivatives	(10,325)	10,325	—	—
Other income (expense)	2,664	88	—	2,752

Total other income (expense)	(16,452)	19,204	—	2,752

Income before income taxes	440,433	(59,347)	(128,869)	252,217
Income tax expense	(403)	52	117	(234)

Net Income	$440,030	$(59,295)	$(128,752)	$251,983

Note 6 - Supplemental Pro Forma Information About Oil and Natural Gas Producing Activities

The following tables present estimated pro forma combined proved oil and gas reserve information as of and for the year ended December 31, 2022. The amounts included below represent the respective estimates made as of December 31, 2022 by Permian Resources, Earthstone, and Novo while they were separate companies. These estimates have not been updated for changes in development plans or other factors, which may have occurred subsequent to December 31, 2022, including the Merger. This pro forma information has been prepared for illustrative purposes and is not intended to be a projection of future results. Future results may vary significantly from the results presented.

Estimated Quantities of Proved Oil and Gas Reserves

The following tables present the estimated pro forma combined net estimated proved developed and undeveloped oil and gas reserves information as of December 31, 2022, along with a summary of changes in quantities of proved oil and gas reserves:

	Crude Oil (MBbls)
	Permian Resources Historical	Earthstone Historical	Earthstone’s Novo Transactions(1)	Pro Forma Combined
Total proved reserves:
Balance - December 31, 2021	153,453	61,075	20,200	234,728
Extensions and discoveries	51,906	13,430	4,652	69,988
Revisions to previous estimates	(22,181)	(7,432)	(2,131)	(31,744)
Purchases of reserves in place	124,072	85,237	70	209,379
Divestitures of reserves in place	(1,983)	(2,044)	—	(4,027)
Production	(18,235)	(11,866)	(2,259)	(32,360)

Balance - December 31, 2022	287,032	138,400	20,532	445,964

Proved developed reserves:
December 31, 2021	77,973	35,824	4,364	118,161
December 31, 2022	156,941	88,759	12,335	258,035
Proved undeveloped reserves:
December 31, 2021	75,480	25,251	15,836	116,567
December 31, 2022	130,091	49,641	8,197	187,929

	Natural Gas (MMcf)
	Permian Resources Historical	Earthstone Historical	Earthstone’s Novo Transactions(1)	Pro Forma Combined
Total proved reserves:
Balance - December 31, 2021	577,005	284,881	224,893	1,086,779
Extensions and discoveries	144,316	51,346	20,743	216,405
Revisions to previous estimates	(111,405)	37,316	(26,620)	(100,709)
Purchases of reserves in place	494,221	429,646	979	924,846
Divestitures of reserves in place	(10,874)	(6,631)	—	(17,505)
Production	(59,692)	(54,392)	(18,022)	(132,106)

Balance - December 31, 2022	1,033,571	742,166	201,973	1,977,710

Proved developed reserves:
December 31, 2021	326,223	190,999	58,861	576,083
December 31, 2022	652,270	574,762	143,669	1,370,701
Proved undeveloped reserves:
December 31, 2021	250,782	93,882	166,032	510,696
December 31, 2022	381,301	167,404	58,304	607,009

	Natural Gas Liquids (MBbls)
	Permian Resources Historical	Earthstone Historical	Earthstone’s Novo Transactions(1)	Pro Forma Combined
Total proved reserves:
Balance - December 31, 2021	55,583	39,031	24,473	119,087
Extensions and discoveries	19,387	7,895	3,837	31,119
Revisions to previous estimates	(9,279)	11,663	4,787	7,171
Purchases of reserves in place	66,437	56,268	148	122,853
Divestitures of reserves in place	(2,527)	(1,417)	—	(3,944)
Production	(6,750)	(7,599)	(2,607)	(16,956)

Balance - December 31, 2022	122,851	105,841	30,638	259,330

Proved developed reserves:
December 31, 2021	30,318	25,917	6,242	62,477
December 31, 2022	74,940	80,168	20,944	176,052
Proved undeveloped reserves:
December 31, 2021	25,265	13,114	18,231	56,610
December 31, 2022	47,911	25,673	9,694	83,278

(1)

Represents reserves acquired as a part of Earthstone’s Novo Transactions discussed in Note 5, which have been adjusted to reflect solely the portion of Novo’s oil and gas reserves retained by Earthstone.

Standardized Measure of Discounted Future Net Cash Flows

The pro forma combined standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves as of December 31, 2022 is as follows:

	Year Ended December 31, 2022
(in thousands)	Permian Resources Historical	Earthstone Historical	Earthstone’s Novo Transactions(1)	Pro Forma Combined
Future cash inflows	$36,444,649	$21,506,026	$4,013,814	$61,964,489
Future development costs	(3,051,047)	(1,207,597)	(195,155)	(4,453,799)
Future production costs	(9,381,857)	(6,362,901)	(1,258,890)	(17,003,648)
Future income tax expenses	(4,821,696)	(1,910,370)	(4,213)	(6,736,279)

Future net cash flows	19,190,049	12,025,158	2,555,556	33,770,763
10% discount to reflect timing of cash flows	(9,764,471)	(5,300,657)	(925,442)	(15,990,570)

Standardized measure of discounted future net cash flows	$9,425,578	$6,724,501	$1,630,114	$17,780,193

The changes in the pro forma combined standardized measure of discounted future net cash flows relating to proved reserves for the year ended December 31, 2022 are as follows:

	Year Ended December 31, 2022
(in thousands)	Permian Resources Historical	Earthstone Historical	Earthstone’s Novo Transactions(1)	Pro Forma Combined
Standardized measure of discounted future net cash flows, beginning of period	$3,396,320	$1,818,372	$941,569	$6,156,261
Sales of oil, natural gas and NGLs, net of production costs	(1,705,759)	(1,341,586)	(317,711)	(3,365,056)
Purchase of minerals in place	5,555,649	2,011,980	8,760	7,576,389
Divestiture of minerals in place	(103,030)	(76,570)	—	(179,600)
Extensions and discoveries, net of future development costs	1,789,830	1,178,521	303,632	3,271,983
Previously estimated development costs incurred during the period	369,088	246,705	103,008	718,801
Net change in prices and production costs	2,508,583	3,838,439	489,293	6,836,315
Change in estimated future development costs	85,931	(295,553)	(32,632)	(242,254)
Revisions of previous quantity estimates	(1,127,536)	3,283	(25,082)	(1,149,335)
Accretion of discount	387,747	345,642	94,330	827,719
Net change in income taxes	(1,807,957)	(866,805)	(818)	(2,675,580)
Net change in timing of production and other	76,712	(137,927)	65,765	4,550

Standardized measure of discounted future net cash flows, end of period	$9,425,578	$6,724,501	$1,630,114	$17,780,193

(1)	Represents reserves acquired as a part of Earthstone’s Novo Transactions discussed in Note 5, which have been adjusted to reflect the portion retained by Earthstone.